SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 17, 2017 among American Axle & Manufacturing, Inc., a Delaware corporation (the “Company”), the entities listed on Schedule A hereto (the “Guaranteeing Subsidiaries”), Metaldyne Performance Group Inc. (“MPG”), a wholly-owned subsidiary of American Axle & Manufacturing Holdings, Inc., a Delaware corporation (“Holdings”), Holdings, and the other Subsidiary Guarantors (as defined in the Indenture referred to herein; the Guaranteeing Subsidiaries, MPG and the Subsidiary Guarantors, collectively, the “Guarantors”) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of November 3, 2011, as amended and supplemented by the First Supplemental Indenture, dated as of March 23, 2017 (and as may be further amended and supplemented from time to time, the “Indenture”), providing for the issuance from time to time of its unsecured senior or subordinated debentures, notes or other evidences of indebtedness and guarantees thereof;

WHEREAS, the Company has issued under the Indenture its 5.125% Senior Notes Due 2019, 7.75% Senior Notes Due 2019, 6.25% Senior Notes Due 2021, 6.625% Senior Notes Due 2022, 6.25% Senior Notes due 2025 and 6.50% Senior Notes Due 2027 (collectively, the “Notes”);

WHEREAS, the Indenture and the terms of the Notes provide that under certain circumstances certain subsidiaries of Holdings and/or the Company may execute and deliver to the Trustee a supplemental indenture pursuant to which such subsidiary will guarantee the Notes on the terms and conditions set forth in Article Seventeen of the Indenture and in the Notes (the “Note Guarantee”), and the Guaranteeing Subsidiaries hereby are providing such a Note Guarantee; and

WHEREAS, pursuant to Section 901 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. Each of the Guaranteeing Subsidiaries hereby agrees to provide a Guarantee on the terms and subject to the conditions set forth in the Note Guarantee.

3. NO RECOURSE AGAINST OTHERS. No director, officer, employee or stockholder of the Company, Holdings or any of the Guarantors will have any liability for any of the Company’s, Holdings’ or such Guarantor’s obligations under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

4. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. THIS SUPPLEMENTAL INDENTURE IS SUBJECT TO THE PROVISIONS OF THE TRUST INDENTURE ACT THAT ARE REQUIRED TO BE PART OF THIS SUPPLEMENTAL INDENTURE AND SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY SUCH PROVISIONS

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

THE GUARANTEEING SUBSIDIARIES:

MSP INDUSTRIES CORPORATION
MPG HOLDCO I INC.
METALDYNE BSM, LLC
METALDYNE M&A BLUFFTON, LLC
METALDYNE POWERTRAIN COMPONENTS, INC.
METALDYNE SINTERED RIDGWAY, LLC
METALDYNE SINTERFORGED PRODUCTS, LLC
PUNCHCRAFT MACHINING AND TOOLING, LLC
HHI FORMTECH, LLC
JERNBERG INDUSTRIES, LLC
IMPACT FORGE GROUP, LLC
ASP HHI HOLDINGS, INC.
ASP HHI INTERMEDIATE HOLDINGS, INC.
ASP HHI INTERMEDIATE HOLDINGS II, INC.
ASP HHI ACQUISITION CO., INC.
FORGING HOLDINGS, LLC
HEPHAESTUS HOLDINGS, LLC
HHI FORMTECH HOLDINGS, LLC
HHI FORGING, LLC
GEARING HOLDINGS, LLC
CLOYES GEAR HOLDINGS, LLC
JERNBERG HOLDINGS, LLC
IMPACT FORGE HOLDINGS, LLC
ASP MD HOLDINGS, INC.
ASP MD INTERMEDIATE HOLDINGS, INC.
ASP MD INTERMEDIATE HOLDINGS II, INC.
MD INVESTORS CORPORATION
METALDYNE, LLC
GEAR DESIGN AND MANUFACTURING, LLC
GREDE WISCONSIN SUBSIDIARIES LLC
CLOYES GEAR AND PRODUCTS, INC.
GREDE LLC
GREDE HOLDINGS LLC
ASP GREDE INTERMEDIATE HOLDINGS LLC
GSC RIII - GREDE LLC
SHOP IV SUBSIDIARY INVESTMENT (GREDE), LLC
HHI HOLDINGS, LLC
GREDE II LLC
ASP GREDE ACQUISITIONCO LLC
ROCHESTER MANUFACTURING, LLC
THE MESH COMPANY, LLC

By:	/s/ Shannon Curry
	Name:	Shannon Curry
	Title:	Authorized Signatory

AMERICAN AXLE & MANUFACTURING, INC.

By:	/s/ Shannon Curry
	Name:	Shannon Curry
	Title:	Treasurer

Signature Page to Supplemental Indenture

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

By:	/s/ Shannon Curry
	Name:	Shannon Curry
	Title:	Treasurer

AAM INTERNATIONAL HOLDINGS, INC.
AUBURN HILLS MANUFACTURING, INC. (F/K/A DIETRONIK, INC.)
OXFORD FORGE, INC.
MSP INDUSTRIES CORPORATION
COLFOR MANUFACTURING, INC.
ACCUGEAR, INC.
METALDYNE PERFORMANCE GROUP INC.

By:	/s/ Shannon Curry
	Name:	Shannon Curry
	Title:	Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ James Kowalski
Authorized Signatory

Signature Page to Supplemental Indenture

SCHEDULE A

GUARANTEEING SUBSIDIARIES

MSP Industries Corporation
MPG Holdco I Inc.
Metaldyne BSM, LLC
Metaldyne M&A Bluffton, LLC
Metaldyne Powertrain Components, Inc.
Metaldyne Sintered Ridgway, LLC
Metaldyne SinterForged Products, LLC
Punchcraft Machining and Tooling, LLC
HHI FormTech, LLC
Jernberg Industries, LLC
Impact Forge Group, LLC
ASP HHI Holdings, Inc.
ASP HHI Intermediate Holdings, Inc.
ASP HHI Intermediate Holdings II, Inc.
ASP HHI Acquisition Co., Inc.
Forging Holdings, LLC
Hephaestus Holdings, LLC
HHI FormTech Holdings, LLC
HHI Forging, LLC
Gearing Holdings, LLC
Cloyes Gear Holdings, LLC
Jernberg Holdings, LLC
Impact Forge Holdings, LLC
ASP MD Holdings, Inc.
ASP MD Intermediate Holdings, Inc.
ASP MD Intermediate Holdings II, Inc.
MD Investors Corporation
Metaldyne, LLC
Gear Design and Manufacturing, LLC
Grede Wisconsin Subsidiaries LLC
Cloyes Gear and Products, Inc.
Grede LLC
Grede Holdings LLC
ASP Grede Intermediate Holdings LLC
GSC RIII - Grede LLC
Shop IV Subsidiary Investment (Grede), LLC
HHI Holdings, LLC
Grede II LLC
ASP Grede AcquisitionCo LLC
Rochester Manufacturing, LLC
The Mesh Company, LLC